UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: April 10, 2019 (Date of earliest event reported)

Papa Murphy’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36432	27-2349094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8000 NE Parkway Drive, Suite 350 Vancouver, WA	98662
(Address of principal executive offices)	(Zip Code)

(360) 260-7272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On April 10, 2019, Papa Murphy’s Holdings, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MTY Franchising USA, Inc. (“Parent”) and MTY Columbia Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Parent, providing for the acquisition of the Company by Parent in an all-cash transaction, consisting of a tender offer (the “Offer”) for all of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), followed by a subsequent merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

The Company’s Board of Directors (the “Board”) has determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to, advisable and in the best interests of the Company and its stockholders, has approved the Merger Agreement and the transactions contemplated by the Merger Agreement, and has recommended that the stockholders of the Company accept the Offer and tender their shares of Common Stock in the Offer.

The Merger Agreement provides that Parent will cause Merger Sub to commence, as promptly as practicable, but in no event later than 10 business days after the initial public announcement of the execution of the Merger Agreement, the Offer for all of the Company’s outstanding shares of Common Stock at a purchase price of $6.45 per share in cash (the “Offer Price”), without interest, and subject to any required withholding taxes.

Subject to the terms and conditions of the Merger Agreement, the Offer will initially remain open for 20 business days from the date of commencement of the Offer. If, at the scheduled expiration time of the Offer, any of the conditions to the Offer have not been satisfied or waived, then Merger Sub will extend the Offer for one or more consecutive periods of at least 5 business days to permit the satisfaction of all Offer conditions, except that if the sole remaining unsatisfied Offer condition is the Minimum Condition (as defined below), Merger Sub will not be required to extend the Offer for more than one 5 business day period, but may elect to do so in its sole discretion. In any event, Merger Sub will not be required to extend the Offer to a date later than August 8, 2019.

The obligation of Merger Sub to purchase shares of Common Stock tendered in the Offer is subject to customary closing conditions, including (1) shares of Common Stock having been validly tendered (and not validly withdrawn) prior to the expiration of the Offer that represent, together with the shares of Common Stock then owned by Merger Sub, at least a majority of the then outstanding shares of Common Stock (the “Minimum Condition”), (2) the absence of any law, injunction, judgment or other legal restraint that prohibits, or any instituted and pending legal proceeding by any governmental authority challenging or seeking to make illegal, delay materially or otherwise enjoin or prohibit, the consummation of the Offer or the Merger, (3) the expiration or early termination of the waiting period applicable to the Offer and the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of any voluntary agreement with the Federal Trade Commission or the Department of Justice by the Company not to complete the Merger for any period of time that has not yet passed, (4) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (generally subject to qualifications as to materiality), (5) the Company’s performance of its obligations under the Merger Agreement in all material respects, (6) the absence, since the date of the Merger Agreement, of any effect, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company or its ability to consummate the Merger, and (7) the Merger Agreement not having been terminated in accordance with its terms.

Following the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Merger will be effected pursuant to the procedure provided for by Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), without a meeting or vote of the Company’s stockholders. The Merger will be effected as soon as practicable following the acceptance of shares representing at least the Minimum Condition validly tendered and not validly withdrawn pursuant to the Offer (the “Offer Acceptance Time”).

At the effective time of the Merger (the “Effective Time”), each share of Common Stock issued and outstanding immediately before the Effective Time (other than shares (1) owned by the Company as treasury stock, (2) owned by Merger Sub, including any shares irrevocably accepted for purchase by Merger Sub in the Offer or (3) owned by any stockholder who is entitled to demand and properly demands the appraisal of such shares in accordance with, and in compliance in all respects with, the DGCL) will be automatically cancelled and converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any required withholding taxes.

In addition, at the Effective Time (1) each outstanding Company stock option, whether or not then exercisable or vested, will be canceled and converted into the right to receive an amount in cash, without interest and subject to any required withholding taxes, equal to the excess, if any, of the Merger Consideration over the per share exercise price applicable to such Company stock option, multiplied by the total number of shares subject to such Company stock option, (2) each outstanding award of time-based restricted stock units and each earned award of performance-based restricted stock units will be vested as of immediately before the Effective Time and will be canceled and converted into the right to receive an amount in cash, without interest and subject to any required withholding taxes, equal to the Merger Consideration, multiplied by the number of shares of Common Stock subject to such award, and (3) each outstanding unearned award of performance-based restricted stock units will be vested at the target level for such award as of immediately before the Effective Time and will be canceled and converted into the right to receive an amount in cash, without interest and subject to any required withholding taxes, equal to the Merger Consideration, multiplied by the number of shares of Common Stock subject to such award.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this nature, including an agreement that the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated. The Company has also agreed (1) to operate its business in the ordinary course consistent with past practice in all material respects, (2) to certain other restrictions on its operations, as set forth more fully in the Merger Agreement and (3) not to solicit other proposals to acquire the Company or to participate in discussions or provide information in connection with other proposals to acquire the Company, subject to certain exceptions to permit the Board to comply with its fiduciary obligations.

Prior to the Offer Acceptance Time, the Board may (1) terminate the Merger Agreement to enter into an agreement with respect to a Superior Proposal (as defined in the Merger Agreement), or (2) change its recommendation that the Company’s stockholders accept the Offer and tender their Shares in the Offer in connection with an Intervening Event (as defined in the Merger Agreement), in each case subject to compliance with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the Merger Agreement, and in the case of termination, upon payment of the termination fee discussed below.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of approximately $5.7 million.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (1) have been made only for purposes of the Merger Agreement, (2) have been qualified by (a) matters specifically disclosed in certain reports filed by the Company with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement (subject to certain exceptions) and (b) confidential disclosures made to Parent and Merger Sub in the disclosure schedule delivered in connection with the Merger Agreement, (3) are subject to various materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors, (4) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (5) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. In addition, any such confidential disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the tender offer statement, solicitation/recommendation statement and other Offer documents that will be filed by Parent, Merger Sub and the Company, as applicable.

If the Merger is consummated, the Company’s Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Guarantee

Concurrently with the execution of the Merger Agreement, MTY Food Group Inc. (“MTY”), the ultimate parent company of Parent and Merger Sub, executed a guarantee (the “Guarantee”) in favor of the Company, pursuant to which, among other things, MTY has guaranteed all obligations of Parent and Merger Sub under the Merger Agreement, subject to maximum aggregate liability under the Guarantee in an amount equal to the sum of the aggregate Merger Consideration, aggregate amounts payable with respect to Company Equity Awards (as defined in the Merger Agreement), the Payoff Amount (as defined in the Merger Agreement), and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by the Company in connection with the enforcement of its specific performance rights under the Merger Agreement.

The foregoing description of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Guarantee, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events

Tender and Support Agreement

In connection with the Offer and Merger, and concurrently with the execution of the Merger Agreement, Parent and Merger Sub entered into a Tender and Support Agreement (the “Support Agreement”) with certain stockholders of the Company, as well as each of the Company’s directors and executive officers (each, a “Supporting Stockholder”). Pursuant to the Support Agreement, the Supporting Stockholders have agreed to tender shares of Common Stock held by them in the Offer and to otherwise support the transactions contemplated by the Merger Agreement. The Supporting Stockholders beneficially owned, as of April 10, 2019, 8,868,933 shares of Common Stock (including shares deemed to be beneficially owned in accordance with Rule 13d-3 under the Exchange Act), which represent approximately 52% of the outstanding shares of Common Stock as of April 10, 2019.

The Support Agreement terminates upon the occurrence of certain circumstances, including in the event that the Merger Agreement is terminated in accordance with its terms.

The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, a form of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On April 11, 2019, the Company and MTY issued a joint press release announcing the entry into the Merger Agreement, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Important Information

The tender offer for the outstanding Common Stock of the Company referred to in this document has not yet commenced. This document is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Company’s Common Stock. The solicitation and the offer to purchase shares of the Company’s Common Stock will only be made pursuant to an offer to purchase and related materials that Parent and Merger Sub intend to file with the SEC. At the time the Offer is commenced, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO with the SEC, and soon thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer.

Stockholders of the Company are advised to read the Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement on Schedule 14D-9, as each may be amended or supplemented from time to time, and any other relevant documents filed with the SEC when they become available, before making any decision with respect to the Offer because these documents will contain important information about the proposed transactions and the parties thereto.

Investors may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s web site at www.sec.gov or by visiting the Company’s Investor Relations website at http://investors.papamurphys.com or by contacting the Company’s Investor Relations Department by phone at (877) 747-7272 or by e-mail at papamurphys-ir@icrinc.com.

Forward-Looking Statements

Certain forward-looking statements made in this communication, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the surviving company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. Forward-looking statements are based on management’s current expectations, beliefs, estimates, projections and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict. As a result, actual future results and trends may differ materially from what is forecast in forward-looking statements. The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the Offer; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) the possibility that any or all of the various conditions to the consummation of the Offer may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (v) the possibility that prior to the completion of the proposed transaction, the Company’s business may experience significant disruptions due to transaction-related uncertainty; (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require the Company to pay a termination fee or other expenses; (vii) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, franchisees, suppliers and others with whom it does business, and its operating results and business generally; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and (ix) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the Schedule TO, Schedule 14D-9 and other Offer documents that will be filed by Parent, Merger Sub and the Company, as applicable. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

2.1	Agreement and Plan of Merger, dated as of April 10, 2019, by and among MTY Franchising USA, Inc., MTY Columbia Merger Sub, Inc. and Papa Murphy’s Holdings, Inc.*

10.1	Guarantee, dated as of April 10, 2019, by MTY Food Group Inc. in favor of Papa Murphy’s Holdings, Inc.

99.1	Form of Tender and Support Agreement, dated as of April 10, 2019, by and among MTY Franchising USA, Inc., MTY Columbia Merger Sub, Inc. and each of the Persons set forth on Schedule A thereto

99.2	Joint press release issued by MTY Food Group Inc. and Papa Murphy’s Holdings, Inc., dated April 11, 2019

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA MURPHY’S HOLDINGS, INC.

By:	/s/ Nik Rupp
Name: Nik Rupp
Title: Chief Financial Officer

Date: April 11, 2019